Exhibit 10.12

English Translation

Dated March 31, 2007

Thinkplus Investments Limited

(as the Lender)

AND

Airland International Limited

Bizexpress Limited

(as the Borrower)

Loan Agreement

THIS LOAN AGREEMENT (“this Agreement”) is entered into by and between the parties below in Beijing, China as of March 31, 2007:

Thinkplus Investments Limited., a corporation incorporated under the laws of the Cayman Islands, whose registered address is Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies, hereinafter referred to as the “Company”;

Airland International Limited, a corporation incorporated under the laws of the British Virgin Islands, whose registered address is 2nd floor, Abbott Building Road Town, Tortola, British Virgin Islands, hereinafter referred to as the “Airland”;

AND

Bizexpress Limited, a corporation incorporated under the laws of the British Virgin Islands, whose registered address is 2nd floor, Abbott Building Road Town, Tortola, British Virgin Islands, hereinafter referred to as the “Bizexpress”

Airland and Bizexpress are collectively referred to as the “Borrower”.

The Company and the Borrower are collectively referred to as the “Parties” and individually as a “Party”.

RECITAL:

A.	The Company and the Borrower have signed the Subscription Agreement (as defined below) on the date of this Agreement and Worksoft, Zhang Jilun and Shi Rongbin have signed the Equity Transfer Contract (as defined below) on the date of this Agreement;

B.	Subject to the terms and conditions of this Agreement, the Company agrees to provide the Loan to the Borrower and the Borrower agrees to pledge part of its shares in the Company to the Company as a security for the Loan.

THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to the terms and conditions herein, the Parties hereto agree as follows

Article 1 Definitions

1.1	Special Definitions

As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

(a)	“Account” means the USD account opened by the Borrower outside of China for the Loan.

(b)	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the PRC or Hong Kong Special Administrative Region (“Hong Kong”) are authorized or obliged by applicable law to be closed.

(c)	“Funding Date” means the 7th working day after Worksoft is registered as a shareholder of Shanghai Solutions and holds the 75% equity interest of Shanghai Solutions and one representative appointed by Worksoft is registered as the director of Shanghai Solutions.

(d)	“Confidential Information” means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the Parties before, on or after the date of this Agreement relating to the business, technology or other affairs of the Party who provides the information, but excluding the information which:

(i)	is in or becomes part of the public domain other than through a breach of this Agreement or an obligation of confidence owed to the party to whom the information belongs;

(ii)	the recipient of the information can prove was already known to it at the time of disclosure by the party to whom the information belongs (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(iii)	the recipient acquires from a source other than the party to whom the information belongs, where such source is entitled to disclose it.

(e)	“Equity Transfer Contract” means the Equity Transfer Contract signed by Worksoft Creative Software Technology Ltd. (“Worksoft”, a wholly owned subsidiary of the Company in China), Zhang Jilun and Shi Rongbin with respect to Zhang Jilun and Shi Rongbin transferring part of their equity interests in Shanghai Solutions Software Co., Ltd. (“Shanghai Solutions”) to Worksoft on the date of this Agreement.

(f)	“PRC” means the People’s Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

(g)	“First Repayment Date” means March 31, 2008.

(h)	“Second Repayment Date” means June 30, 2008.

(i)	“RMB” means Renminbi, the lawful currency of the PRC.

(j)	“Shares” means the ordinary shares of the Company.

(k)	“Subscription Agreement” means the Subscription Agreement regarding the issue by the Company of the Shares and the Stock Options to the Borrower signed by the Company and the Borrower on the date of this Agreement.

(l)	“Tranche A Shares” has the meaning as defined in the Subscription Agreement.

(m)	“Tranche B Cash Payment” has the meaning as defined in the Subscription Agreement.

(n)	“USD” means US dollars, the lawful currency of the United State of America.

1.2	Other Terms

Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

1.3	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this Agreement.

Article 2 Loan

2.1	Loan

Subject to Article 3 of this Agreement, the Company hereby undertakes to grant to the Borrower, and the Borrower agrees to borrow from the Company, a loan in an aggregate amount of no more than the USD equivalent to RMB 20,000,000 (the “Loan”), in which the USD equivalent to RMB 14,613,000 shall be granted to Airland and the USD equivalent to RMB 5,387,000 shall be granted to Bizexpress.

2.2	Grant of the Loan

(a)	The Borrower shall inform the Company in writing of account information on the date preceding the Funding Date. The Company shall remit the Loan to the Account if it receives the written account information.

(b)	On the Funding Date, the Borrower shall issue a receipt to the Company evidencing that it has fully received the Loan.

(c)	The Loan shall be granted to the Borrower in USD. The exchange rate between USD and RMB shall be the exchange rate published by the People’s Bank of China on the date preceding the Funding Date.

2.3	Loan Interest

The interest of the Loan (the “Interest”) shall accrue on the outstanding balance of the Loan commencing from the Funding Date at an annual rate of 5% calculated on a basis of a year of three hundred sixty five (365) days.

2.4	Repayment of the Loan

The Borrower shall fully repay the Loan and the accrued interest according to the following arrangement on the First Repayment Date and/or the Second Repayment Date:

(a)	First Repayment

(i)	The Borrower shall make the first repayment on the First Repayment Date;

(ii)	On the First Repayment Date, the Company shall be entitled to offset the Tranche B Cash Payment with the Loan. If the Tranche B Cash Payment is equal to or more than the Loan (including accrued interest), the Borrower does not need to repay the Loan and the Loan shall be deemed as having been repaid in full;

(iii)	If the Tranche B Cash Payment is less than the Loan (including accrued interest),

the difference between the Loan (including accrued interest) and Tranche B Cash Payment (“Tranche B Repayment”) shall be repaid by the Borrower to the Company on the Second Repayment Date.

(b)	Second Repayment

On the Second Repayment Date, the Borrower makes the second repayment, i.e. repay all the outstanding balance of the Loan to the Company.

Article 3 Security for the Loan

3.1	Security for the Loan

To secure the Loan provided by the Company to the Borrower, the Borrower agrees to pledge all the Tranche A Shares to the Company on the Funding Date as a security for the Loan and upon request by the Company, to sign all documents and take all actions necessary or appropriate to effect such pledge.

3.2	Discharge of Security for the Loan

The pledge of the Tranche A Shares shall be fully discharged upon full repayment of the Loan and the accrued interest, upon which the Company agrees to sign all documents and take all actions necessary or appropriate to effect the discharge of the pledge.

Article 4 Representations and Warranties by the Company

The Company represents and warrants to the Borrower that each of the following representations is true and accurate and not misleading in any material respect on the date of this Agreement and will be true and accurate and not misleading in any material respect as at the Funding Date:

4.1	Organization, Good Standing and Qualification

It is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted.

4.2	Power

It has the power to execute and perform this Agreement and has obtained all necessary consents and authorizations to enable it to do so.

4.3	Binding Obligation

This Agreement constitutes a valid and binding obligation enforceable against it in accordance with its provisions.

4.4	No Breach

This Agreement does not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

Article 5 Representations and Warranties by the Borrower

The Borrower represents and warrants to the Company that each of the following representations is true and accurate and not misleading in any material respect on the date of this Agreement and will be true and accurate and not misleading in any material respect as at the Funding Date and the Repayment Date:

5.1	Organization, Good Standing and Qualification

It is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted.

5.2	Power

It has the power to execute and perform this Agreement and has obtained all necessary consents and authorizations to enable it to do so.

5.3	Binding Obligation

This Agreement constitutes a valid and binding obligation enforceable against it in accordance with its provisions.

5.4	No Breach

This Agreement does not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

5.5	Compliance with Laws

It is not required to obtain any consents or approvals from, or file a record with, any third party or government authority in connection with this Agreement and the Loan contemplated thereby.

5.6	Solvency

It is able to pay its debts as and when they fall due.

Article 6 Confidentiality

All Confidential Information exchanged between the Parties under this Agreement or during the negotiations preceding this Agreement is confidential to them and may not be disclosed to any person except:

6.1	employees, legal advisers, auditors and other consultants of a Party or its affiliates requiring the information for the purpose of this Agreement;

6.2	with the consent of the Party who supplied the information; or

6.3	if a Party is required to do so by law or a stock exchange.

Article 7 Taxes and Expenses

7.1	Taxes

(a)	The Borrower shall bear any and all tax obligations arising from this Agreement and the Loan contemplated thereby in accordance with related laws and regulations;

(b)	If the Company is required to pay any tax by any law, regulation or government department due to this Agreement and the Loan contemplated thereby, such tax shall be borne by the Borrower.

7.2	Expenses

The Company and the Borrower shall pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this Agreement and other related documentation.

Article 8 Succession and Assignment

This Agreement shall bind upon the Parties and their respective successors and assignees. Without the prior written consent of the Company, the Borrower shall not transfer any of its rights or obligations under this Agreement.

Article 9 Notices

Any notice required to be made or given by either Party pursuant to this Agreement shall be sent by hand delivery, registered mail (postage prepaid) (if mailed to an overseas address, by airmail) or fax to the address or fax number of the other Party as set forth herein or for the propose of notices, such other address or fax number as may be notified by the other Party in writing from time to time (at least 5 business days in advance). Such notice shall be deemed to be served on the recipient: if by hand delivery, at the time of delivery; if by fax, at the time of sending; if by registered mail (postage prepaid), 48 hours (72 hours if being airmailed overseas) after posting. The following contents can fully prove the service of notice: if by hand delivery and registered mail (postage prepaid), address is correct, notice has been appropriately delivered, posted and (as the case may be) and notice has been appropriately received; if by fax transmission, sending fax machine receives an acknowledgement message:

If to the Company:

Attn.: Sidney X. Huang

Address: 3F, No.8 Building, Zhongguancun Software Park, Beijing, China

Fax: 86 (10) 8282-5058

If to Airland:

Attn.: Zhang Jilun

Address: Rm.701, 36#, Lane 100, Tianlin East Road, Shanghai

Fax: 86 (10) 5424-8771

If to Bizexperss:

Attn.: Shi Rongbin

Address: Rm.501, 44#, Lane 345, Guidu Road, Shanghai

Fax: 86 (10) 5424-8771

Article 10 Applicable Law and Dispute Resolution

10.1	Applicable Law

This Agreement shall be governed by and construed by the laws of Hong Kong.

10.2	Dispute Resolution

Any dispute or controversy arising from or in connection with this Agreement shall be resolved by the Parties through negotiations. In case no resolution can be reached within thirty (30) days after a Party makes a request for resolution, such Party may refer such dispute to Hong Kong International Arbitration Center for arbitration in accordance with its arbitration rules then in effect. Arbitral award shall be final and binding upon the Parties.

Article 11 Effectiveness

This Agreement shall go into effect as of the date when it is signed by the duly authorized representatives of the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Loan Agreement to be executed by their duly authorized representatives as of the date first above written.

Company Thinkplus Investments Limited

By:	/s/ Chen Shuning
Name:	Chen Shuning
Title:	Chairman

Borrower Airland International Limited

By:	/s/ Zhang Jilun
Name:	Zhang Jilun
Title:	Director

Bizexpress Limited

By:	/s/ Shi Rongbin
Name:	Shi Rongbin
Title:	Director